Exhibit 99.1

MeadWestvaco Media contacts:		Investor Relations contact:
Daniel J. McIntyre	Donna Owens Cox	Mark F. Pomerleau
tel (203) 461-7591	tel (203) 461-7634	tel (203) 461-7616

Contact for Cerberus Capital Management, L.P.:
Richard C. Auletta
tel (212) 355-0400

MeadWestvaco Agrees to Sell Papers Assets for $2.3 Billion

Proceeds to Be Used to Improve Capital Structure

Company to Focus on Profitable Growth Opportunities in Global Packaging

Stamford, Conn., January 18, 2005 – MeadWestvaco Corporation (NYSE: MWV) today announced that it has reached a definitive agreement to sell its Papers business and associated assets for $2.3 billion to a new company controlled by Cerberus Capital Management L.P., a private, New York-based investment firm.

“This transaction marks an important strategic step for MeadWestvaco,” said John A. Luke, Jr., chairman and chief executive officer. “It makes us a more focused company, able to deliver stronger, more consistent financial returns. Immediately, the sale allows us to reduce the company’s debt, return value to shareholders and position the company for profitable growth. It also enables us to concentrate more of our resources on capturing growth opportunities in the global packaging markets.

“This sale monetizes the value of our efforts to create the leading Coated Papers franchise in North America,” Mr. Luke continued. “Over the last several years, we have reduced costs and gained market share in a challenging economic environment, and this sale creates a new Papers business that is well positioned to compete as a stand-alone company.”

After the closing, MeadWestvaco will have more than $6.0 billion in annual revenues, with about three-quarters coming from the packaging business and about one-third coming from international sources, and approximately 24,000 employees. The company will focus on expanding its higher margin packaging business geographically by leveraging its strong positions in North America and Europe to penetrate growth markets in Asia, Eastern Europe and Latin America. Additionally, the company will continue to benefit from strong market positions in Consumer and Office Products, Specialty Chemicals and Specialty Papers.

The sale is subject to customary closing conditions, including regulatory approvals and purchaser’s financing, and is expected to be completed in the second quarter of 2005.

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MeadWestvaco expects the transaction to result in after-tax net proceeds of approximately $2.1 billion at closing, which it will use to improve its overall capital structure. The company expects to use approximately $900 million to $1.1 billion of the proceeds to pay down debt and between $500 million and $700 million to return value to shareholders through stock repurchases. At the completion of the capital restructuring, the company expects its debt to capital ratio to be 40 percent or better. The remaining cash will be available either for strategic growth opportunities or to further pay down debt and return value to shareholders.

MeadWestvaco estimates that the transaction will result in a one-time after-tax accounting loss of between $650 and $675 million, the majority of which will be recorded in the fourth quarter of 2004. In addition, the Papers business operating results will be reported as discontinued operations in MeadWestvaco’s consolidated financial statements beginning in the first quarter of 2005. The Papers business has approximately $2.3 billion in annual sales.

Under the terms of the agreement, the new company will acquire MeadWestvaco’s Papers business, which consists primarily of mills located in Chillicothe, Ohio; Escanaba, Michigan; Luke, Maryland; Rumford, Maine; and Wickliffe, Kentucky. These mills have a combined annual capacity of approximately 2.05 million tons of coated paper, 290,000 tons of carbonless paper and 110,000 tons of uncoated paper.

The sale also includes approximately 900,000 acres of forestlands in Illinois, Kentucky, Michigan, Missouri, Ohio and Tennessee, which provide wood to these mills. After the sale of the Papers business, MeadWestvaco will own approximately 1.2 million acres of forestland.

The acquiring company will be privately held and headquartered in Dayton, Ohio, with the current Papers management team continuing to lead the business. Peter H. Vogel, Jr., current president of MeadWestvaco’s Papers Group, will become chief executive officer of the new company. Approximately 6,300 employees of the Papers business are expected to join the new company, including corporate staff who have been exclusively dedicated to supporting that business.

“Separation from MeadWestvaco gives the Papers business a tremendous opportunity to build on our leading position with customers in the marketplace,” said Mr. Vogel. “In Cerberus, we have a strong financial partner committed to the business. We have an outstanding group of employees, who together have a great opportunity to make us successful.”

Goldman, Sachs & Co. and UBS Investment Bank are acting as financial advisors to MeadWestvaco. Greenhill & Co. LLC provided the board of directors of MeadWestvaco with a fairness opinion. MeadWestvaco was represented by the law firm of Wachtell, Lipton, Rosen & Katz.

Conference Call

MeadWestvaco is hosting a conference call to discuss the sale of its Papers Group today at 10 a.m. (ET), with access available via the Internet on the company’s website and telephone. To access via the Internet, go to the company’s home page at www.meadwestvaco.com and access the link to Investor Information, then Financial Calendar, and look for the link to the webcast. Investors may participate in the live conference call by dialing 1 (888) 423-3280 (toll-free domestic) or 1 (612) 332-0335 (international); passcode: MeadWestvaco. Please call to register at least 10 minutes before

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the conference call begins. A replay of the call will be available for two weeks via telephone starting at 1:30 p.m. (ET) on January 18 and can be accessed at 1 (800) 475-6701 (toll-free domestic) or 1 (320) 365-3844 (international); access code: 766302.

About MeadWestvaco

MeadWestvaco Corporation, headquartered in Stamford, Conn., is a leading global producer of packaging, coated and specialty papers, consumer and office products, and specialty chemicals. The company operates in 29 countries and serves customers in nearly 100 nations, and has been recognized for economic, social and environmental sustainability through selection for the Dow Jones Sustainability Indexes. MeadWestvaco manages strategically located forestlands according to stringent environmental standards and in conformity with the Sustainable Forestry Initiative®. For more information, visit www.meadwestvaco.com.

About Cerberus Capital Management, L. P.

Headquartered in New York, Cerberus Capital Management, L.P. and its affiliated entities manage funds and accounts with capital in excess of $14 billion.

Certain statements in this document and elsewhere by management of the company that are neither reported financial results nor other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of each company, or industry results, to differ materially from those expressed or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to, events or circumstances which affect the ability of MeadWestvaco to realize improvements in operating earnings and cash flow expected from the company’s productivity initiative; competitive pricing for the company’s products; changes in raw materials pricing; energy and other costs; fluctuations in demand and changes in production capacities; changes to economic growth in the United States and international economies; government policies and regulations, including, but not limited to those affecting the environment and the tobacco industry; adverse results in current or future litigation, currency movements and other risk factors discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2003 and in other filings made from time to time with the SEC. MeadWestvaco undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Investors are advised, however, to consult any further disclosures made on related subjects in the company’s reports filed with the SEC.

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